UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Script for Calls on Hartford Funds Proxy Statement for Beneficial Accounts Held Through Financial Intermediaries Only

HARTFORD FUNDS INTERNAL:  I am reaching out to you today because [your branch has been a producer of Hartford Funds] OR [your clients are invested in the Hartford Funds] OR [you are invested in the Hartford Funds].  Thank you for your business and support of Hartford Funds.

General Talking Points:

•                 Shareholders in all Hartford Funds should have received a proxy statement or notice of internet availability of the proxy statement, either by mail or electronic delivery

•                 Some clients may have already voted in the proxy but some clients may have not voted yet

WHAT PROPOSALS WILL SHAREHOLDERS BE ASKED TO CONSIDER AT THE UPCOMING MEETING?

The shareholders will be voting on six proxy proposals, each of which is described in detail in the proxy statement:

(1)         the election of nominees to the Hartford Funds’ Boards of Directors (8 of the 9 Directors are current members of the Boards);

(2)         the approval of a new Investment Management Agreement;

(3)         – (5) the approval of a change to each Fund’s fundamental investment restrictions regarding the purchase and sale of commodities and real estate and the concentration of investments in a particular industry or group of industries; and

(6)         the approval, prospectively, of a modification to the current “manager of managers” policy.

A copy of the proxy statement is available on our website.  A Bulletin summarizing the proposals is also available on our website for Financial Advisers.  If you need a copy of the Bulletin, please let me know and I will forward to you.

THIS PRESENTS AN OPPORTUNITY FOR YOUR CLIENTS TO VOICE THEIR OPINIONS AND HERE ARE THE WAYS FOR THEM TO CAST THEIR VOTE

•                 Online by visiting www.proxyvote.com [For the Hartford Retail Funds] and they can enter the control number that the client was provided

•                 By Phone 1-800-690-6903

WHAT SHOULD YOUR CLIENTS DO IF THEY HAVE ADDITIONAL QUESTIONS REGARDING THE PROXY?

Clients can call 1-855-520-7708

HOW DO YOU RECOMMEND SHAREHOLDERS VOTE?

We have recommended to the Boards, and the Boards have recommend to shareholders, that they vote FOR the Proposals.

WHAT CAN YOU DO TO HELP HARTFORD FUNDS?

If your clients have not voted yet, we would appreciate you following up with your clients, confirm your clients have received the proxy materials and remind your clients that they have an opportunity to voice their opinion by voting.

Script for Calls on Hartford Funds Proxy Statement for Registered Accounts which are accounts held direct (Not through Financial Intermediaries)

HARTFORD FUNDS INTERNAL:  I am reaching out to you today because [your branch has been a producer of Hartford Funds] OR [your clients are invested in the Hartford Funds] OR [you are invested in the Hartford Funds].  Thank you for your business and support of Hartford Funds.

General Talking Points:

•                 Shareholders in all Hartford Funds received either a proxy statement package or a notice of internet availability of proxy materials

•                 Some clients may have already voted in the proxy but some clients may have not voted yet

WHAT PROPOSALS WILL SHAREHOLDERS BE ASKED TO CONSIDER AT THE UPCOMING MEETING?

The shareholders will be voting on six proxy proposals, each of which is described in detail in the proxy statement:

(1)         the election of nominees to the Hartford Funds’ Boards of Directors (8 of the 9 Directors are current members of the Boards);

(2)         the approval of a new Investment Management Agreement;

(3)         – (5) the approval of a change to each Fund’s fundamental investment restrictions regarding the purchase and sale of commodities and real estate and the concentration of investments in a particular industry or group of industries; and

(6)         the approval, prospectively, of a modification to the current “manager of managers” policy.

A copy of the proxy statement is available on our website.  A Bulletin summarizing the proposals is also available on our website for Financial Advisers.  If you need a copy of the Bulletin, please let me know and I will forward to you.

THIS PRESENTS AN OPPORTUNITY FOR YOUR CLIENTS TO VOICE THEIR OPINIONS AND HERE ARE THE WAYS FOR THEM TO CAST THEIR VOTE

•                 Online by visiting www.2voteproxy.com/hmf [For the Hartford Retail Funds] and they can enter the control number that the client was provided along with the proxy materials

•                 By Phone 1-800-830-3542

WHAT SHOULD YOUR CLIENTS DO IF THEY HAVE ADDITIONAL QUESTIONS REGARDING THE PROXY?

Clients can call 1-855-520-7708

HOW DO YOU RECOMMEND SHAREHOLDERS VOTE?

We have recommended to the Boards, and the Boards have recommend to shareholders, that they vote FOR the Proposals.

WHAT CAN YOU DO TO HELP HARTFORD FUNDS?

If your clients have not voted yet, we would appreciate you following up with your clients, confirm your clients have received the proxy materials and remind your clients that they have an opportunity to voice their opinion by voting.